UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2003

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.).

100 Pencader Drive, Newark, Delaware 19702

(Address of principal executive offices)

Registrant’s telephone number, including area code: 302-366-0400

300 Executive Drive Newark, Delaware 19702-3316

(Former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On September 17, 2003, registrant issued a News Release announcing that it engaged SSG Capital Advisors, L.P. to act as its investment bankers.

A copy of the News Release is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

Exhibit 99.1. News Release dated September 17, 2003.

The information contained in this Current Report on Form 8-K is a statement of AstroPower’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and AstroPower’s assumptions. AstroPower may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in AstroPower’s assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that AstroPower or persons acting on its behalf may issue.

By including any information in the Current Report on Form 8-K, AstroPower does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2003	By:	/s/ CARL H. YOUNG III
Carl H. Young III
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of AstroPower, Inc, dated September 17, 2003